Exhibit 99.1
Cerner Reports Third Quarter 2014 Results
Strong Bookings, Revenue, Earnings and Cash Flow

KANSAS CITY, Mo. - October 23, 2014 - Cerner Corporation (Nasdaq: CERN) today announced results for the 2014 third quarter that ended September 27, 2014, delivering strong levels of bookings, revenue, earnings and cash flow.

Bookings in the third quarter of 2014 were $1.1 billion, an all-time high for a third quarter and an increase of 19 percent compared to third quarter 2013 bookings of $928.0 million.

Third quarter revenue was $840.1 million, an increase of 15 percent compared to $727.8 million in the year-ago period.

On a U.S. Generally Accepted Accounting Principles (GAAP) basis, third quarter 2014 net earnings were $129.0 million and diluted earnings per share were $0.37. Third quarter 2013 GAAP net earnings were $115.3 million and diluted earnings per share were $0.33.

Adjusted (non-GAAP) Net Earnings
Adjusted net earnings for third quarter 2014 were $145.3 million, compared to $123.6 million of adjusted net earnings in the third quarter of 2013. Adjusted diluted earnings per share were $0.42 in the third quarter of 2014, an increase of 20 percent compared to $0.35 of adjusted diluted earnings per share in the year-ago quarter. Analysts’ consensus estimate for third quarter 2014 adjusted diluted earnings per share was $0.42.

Adjusted net earnings is not a recognized term under GAAP and should not be substituted for net earnings as a measure of Cerner’s performance but instead should be utilized as a supplemental measure of financial performance in evaluating our business. Following is a description of adjustments made to net earnings. For more detail, please see the accompanying schedule, titled “Reconciliation of GAAP Results to Non-GAAP Results.”

Third quarter 2014 adjusted net earnings and diluted earnings per share exclude share-based compensation expense, which reduced third quarter 2014 net earnings and diluted earnings per share by $10.4 million and $0.03, respectively. Adjusted net earnings and diluted earnings per share also exclude expenses related to Cerner’s pending acquisition of Siemens Health Services, which reduced net earnings and diluted earnings per share by $5.9 million and $0.02, respectively. Third quarter 2013 adjusted net earnings and diluted earnings per share exclude share-based compensation expense, which reduced net earnings and diluted earnings per share by $8.2 million and $0.02, respectively.

Other 2014 Third Quarter Highlights:

▪	Third quarter cash collections of $858.3 million and operating cash flow of $219.5 million.

▪
Third quarter free cash flow of $107.1 million. Free cash flow is a non-GAAP financial measure defined as GAAP cash flows from operating activities less capital purchases and capitalized software development costs. For more detail, please see the accompanying schedule, titled “Reconciliation of GAAP Results to Non-GAAP Results.”

▪	Third quarter days sales outstanding of 67 days, which is up from 66 days in the year-ago quarter.

▪	Total backlog of $10.16 billion, up 21 percent over the year-ago quarter. This was comprised of $9.34 billion of contract backlog and $814.0 million of support and maintenance backlog.

“Cerner's strong third quarter results reflect our ongoing execution and competitiveness in the U.S. and abroad,” said Neal Patterson, Cerner chairman, CEO and co-founder. “The significant investments we have made in our solutions and services are contributing to our success. I also believe we are positioned to thrive in the future because we are creating solutions that help our clients navigate the shift occurring in health care from being incented on volume and reactive care to being incented to keep people healthy, provide value and optimize outcomes.”

Future Period Guidance
Cerner currently expects:

▪	Fourth quarter 2014 revenue between $880 million and $915 million.

▪	Fourth quarter 2014 adjusted diluted earnings per share, before share based compensation expense and acquisition costs, between $0.46 and $0.47.

▪	Fourth quarter 2014 new business bookings between $1.15 billion and $1.25 billion.

▪	Share based compensation expense to reduce diluted earnings per share by approximately $0.03 in the fourth quarter of 2014.

Earnings Conference Call
Cerner will host an earnings conference call to provide additional detail on these results at 3:30 p.m. CT on October 23. The dial-in number for the conference call is (617)-399-5125; the passcode is Cerner. Cerner recommends joining the call 15 minutes early for registration. The re-broadcast of the call will be available from 6:30 p.m. CT, October 23 through 11:59 p.m. CT, October 26. The dial-in number for the re-broadcast is (617)-801-6888; the passcode is 48177206.

An audio webcast will be available live and archived on Cerner's website at www.cerner.com under the About Cerner section (click Investor Relations, then Presentations and Webcasts).

About Cerner
Cerner's health information technologies connect people, information, and systems, at more than 14,000 facilities worldwide. Recognized for innovation, Cerner solutions assist clinicians in making care decisions and enable organizations to manage the health of populations. The company also offers an integrated clinical and financial system to help health care organizations manage revenue, as well as a wide range of services to support clients’ clinical, financial and operational needs. Cerner’s mission is to contribute to the improvement of health care delivery and the health of communities. Nasdaq: CERN. For more information about Cerner, visit www.cerner.com, read our blog at www.cerner.com/blog, connect with us on Twitter at http://www.twitter.com/cerner and on Facebook at www.facebook.com/cerner.

Certain trademarks, service marks and logos set forth herein are property of Cerner Corporation and/or its subsidiaries. All other non-Cerner marks are the property of their respective owners.

All statements in this press release that do not directly and exclusively relate to historical facts constitute forward-looking statements. These forward-looking statements are based on the current beliefs, expectations and assumptions of Cerner's management with respect to future events and are subject to a number of risks and uncertainties. It is important to note that Cerner's performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words “guidance”, believe”, “future”, “expects”, “will” or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the possibility of product-related liabilities; potential claims for system errors and warranties; the possibility of interruption at our data centers or client support facilities; our proprietary technology may be subject to claims for infringement or misappropriation of intellectual property rights of others, or may be infringed or misappropriated by others; risks associated with our non-U.S. operations; risks associated with our ability to effectively hedge exposure to fluctuations in foreign currency exchange rates; the potential for tax legislation initiatives that could adversely affect our tax position and/or challenges to our tax positions in the United States and non-U.S. countries; risks associated with our recruitment and retention of key personnel; risks related to our dependence on third party suppliers; risks inherent with business acquisitions and combinations and the integration thereof, such as difficulties and operational and financial risks associated with integrating Cerner and Siemens Health Services; the potential for losses resulting from asset impairment charges; risks associated with volatility and disruption resulting from global economic conditions; managing growth in the new markets in which we offer solutions, health care devices and services; changing political, economic, regulatory and judicial influences; government regulation; significant competition and market changes; variations in our quarterly operating results; potential inconsistencies in our sales forecasts compared to actual sales; volatility in the trading price of our common stock and the timing and volume of market activity; our directors’ authority to issue preferred stock and the anti-takeover provisions in our corporate governance documents; material adverse resolution of legal proceedings; the risk of uncertainty as to timing of the consummation of an acquisition; risks that any of the closing conditions to the proposed acquisition of Siemens Health Services may not be satisfied or may not be satisfied in a timely manner; risks related to disruption of management time from ongoing business operations due to the proposed acquisition of Siemens Health Services; failure to realize the synergies and other benefits expected from the proposed acquisition of Siemens Health Services; risk that the assets and business acquired may not continue to be commercially successful; the effect of the proposed acquisition of Siemens Health Services on the ability of Cerner to retain customers and retain and hire key personnel and maintain relationships with key suppliers; unexpected costs, charges or expenses resulting from the acquisition of Siemens Health Services; and litigation or claims relating to the transaction or the acquired assets and business. Additional discussion of these and other risks, uncertainties and factors affecting Cerner's business is contained in Cerner's periodic filings with the Securities and Exchange Commission. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. Cerner undertakes no obligation to update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.

Investor Contact: Allan Kells, (816) 201-2445, akells@cerner.com
Media Contact: Dan Smith, (913) 304-3991, dan.smith1@cerner.com
Cerner's Internet Home Page: www.cerner.com

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and nine months ended September 27, 2014 and September 28, 2013
(unaudited)

(In thousands, except per share data)	Three Months Ended		Nine Months Ended
	2014 (1)	2013 (1)	2014 (1)	2013 (1)
Revenues
System sales	$224,345	$202,632	$665,595	$602,037
Support, maintenance and services	593,068	508,520	1,738,664	1,461,723
Reimbursed travel	22,736	16,678	72,413	51,660
Total revenues	840,149	727,830	2,476,672	2,115,420

Margin
System sales	158,825	138,243	453,656	384,457
Support, maintenance and services	541,259	470,010	1,591,483	1,358,357
Total margin	700,084	608,253	2,045,139	1,742,814

Operating expenses
Sales and client service	346,417	304,665	1,020,552	853,213
Software development	97,026	82,998	285,897	246,343
General and administrative	68,487	51,352	180,900	150,995
Total operating expenses	511,930	439,015	1,487,349	1,250,551

Operating earnings	188,154	169,238	557,790	492,263

Other income, net	2,181	3,509	7,908	9,286

Earnings before income taxes	190,335	172,747	565,698	501,549
Income taxes	(61,333)	(57,403)	(188,137)	(163,258)
Net earnings	$129,002	$115,344	$377,561	$338,291

Basic earnings per share	$0.38	$0.34	$1.10	$0.98

Basic weighted average shares outstanding	341,188	342,992	342,254	343,681

Diluted earnings per share	$0.37	$0.33	$1.08	$0.96

Diluted weighted average shares outstanding	349,326	351,449	350,468	352,332

Note 1: Operating expenses for the three and nine months ended September 27, 2014 and September 28, 2013 include share-based compensation expense. The impact of this expense on net earnings and diluted earnings per share is presented below:

(In thousands, except per share data)	Three Months Ended		Nine Months Ended
	2014	2013	2014	2013

Sales and client service	$8,317	$7,169	$22,619	$17,085
Software development	3,368	2,876	10,096	8,147
General and administrative	4,314	3,413	13,256	10,385
Total share-based compensation	15,999	13,458	45,971	35,617
Amount of related income tax benefit	(5,616)	(5,221)	(16,136)	(13,819)
Net impact on net earnings	$10,383	$8,237	$29,835	$21,798
Decrease to diluted earnings per share	$0.03	$0.02	$0.08	$0.06

CERNER CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS1
For the three and nine months ended September 27, 2014 and September 28, 2013
(unaudited)

RECONCILIATION OF ADJUSTED NET EARNINGS TO GAAP NET EARNINGS1

(In thousands)	Three Months Ended		Nine Months Ended
	2014	2013	2014	2013
Net Earnings
Net earnings (GAAP)	$129,002	$115,344	$377,561	$338,291
Share-based compensation expense, net of tax	10,383	8,237	29,835	21,798
Acquisition costs, net of tax[2]	5,922	—	5,922	—
Adjusted net earnings (non-GAAP)[3]	$145,307	$123,581	$413,318	$360,089

RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE TO GAAP DILUTED EARNINGS PER SHARE1

	Three Months Ended		Nine Months Ended
	2014	2013	2014	2013
Diluted Earnings Per Share
Diluted earnings per share (GAAP)	$0.37	$0.33	$1.08	$0.96
Share-based compensation expense, net of tax	0.03	0.02	0.08	0.06
Acquisition costs, net of tax[2]	0.02	—	0.02	—
Adjusted diluted earnings per share (non-GAAP)[3]	$0.42	$0.35	$1.18	$1.02

RECONCILIATION OF NON-GAAP FREE CASH FLOW TO GAAP OPERATING CASH FLOW1

(In thousands)	Three Months Ended		Nine Months Ended
	2014	2013	2014	2013
Cash flows from operating activities (GAAP)	$219,521	$164,230	$623,579	$554,385
Capital purchases	(68,375)	(83,419)	(200,372)	(218,406)
Capitalized software development costs	(44,095)	(48,044)	(130,761)	(125,951)
Free cash flow (non-GAAP)[4]	$107,051	$32,767	$292,446	$210,028

Note 1: The presentation of Adjusted Diluted Earnings per Share, Adjusted Net Earnings and Free Cash Flow, non-GAAP financial measures, are not meant to be considered in isolation, nor as a substitute for, or superior to, Generally Accepted Accounting Principles (GAAP) results and investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with Cerner's consolidated financial statements prepared in accordance with GAAP. Adjusted Diluted Earnings per Share, Adjusted Net Earnings and Free Cash Flow may also be different from similar non-GAAP financial measures used by other companies and may not be comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculations. We believe that Adjusted Diluted Earnings per Share, Adjusted Net Earnings and Free Cash Flow are important to enable investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the review and understanding of our overall financial, operational and economic performance.

Note 2: Acquisition costs are presented net of an income tax benefit of $3.5 million.

Note 3: Cerner provides earnings with and without share-based compensation expense and acquisition costs because earnings excluding these expenses are used by management along with GAAP results to analyze its business, make strategic decisions, assess long-term trends on a comparable basis, and for management compensation purposes.

Note 4: Cerner provides free cash flow because it takes into account the capital expenditures necessary to operate our business.

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 27, 2014 (unaudited) and December 28, 2013

(In thousands)	2014	2013

Assets
Current assets:
Cash and cash equivalents	$496,494	$202,377
Short-term investments	835,269	677,004
Receivables, net	617,204	582,926
Inventory	28,604	32,299
Prepaid expenses and other	181,103	175,488
Deferred income taxes, net	76,803	91,614
Total current assets	2,235,477	1,761,708

Property and equipment, net	889,487	792,781
Software development costs, net	402,772	347,077
Goodwill	322,135	307,422
Intangible assets, net	131,790	144,132
Long-term investments	226,371	554,873
Other assets	184,606	190,371
Total assets	$4,392,638	$4,098,364

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$169,227	$145,019
Current installments of long-term debt and capital lease obligations	60,042	54,107
Deferred revenue	215,528	209,746
Accrued payroll and tax withholdings	145,739	147,986
Other accrued expenses	80,584	83,574
Total current liabilities	671,120	640,432

Long-term debt and capital lease obligations	86,756	111,717
Deferred income taxes and other liabilities	229,450	170,392
Deferred revenue	9,102	8,159
Total liabilities	996,428	930,700

Shareholders’ Equity:
Common stock	3,461	3,443
Additional paid-in capital	890,902	812,853
Retained earnings	2,770,609	2,393,048
Treasury stock	(245,333)	(28,251)
Accumulated other comprehensive loss, net	(23,429)	(13,429)
Total shareholders’ equity	3,396,210	3,167,664
Total liabilities and shareholders’ equity	$4,392,638	$4,098,364